UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 4, 2007
Date of Report (Date of earliest event reported)

Argo Group International Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

PXRE House	P.O. Box HM 1282
110 Pitts Bay Road	Hamilton HM FX
Pembroke HM 08	Bermuda
Bermuda
(Address, including zip code, of principal executive	(Mailing address)
offices)

(441) 296-5858
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Argo Group International Holdings, Ltd. (“Argo Group”) is participating in the Keefe, Bruyette & Woods 2007 Insurance Conference being held September 4-5, 2007 at the Waldorf-Astoria Hotel in New York. Representing Argo Group will be Mark Watson III, President and Chief Executive Officer. A copy of the PowerPoint presentation material to be presented by Argo Group is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Note: The information in this report and Exhibit 99.1 attached hereto are furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by Argo Group under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Argo Group that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Argo Group or any of its affiliates.

Exhibit No.	Description

99.1	Argo Group International Holdings, Ltd. Reinsurance Presentation –September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Argo Group International Holdings, Ltd.
(Registrant)

By:	/s/ Robert P Myron
Name: Robert P Myron
Title: Executive Vice President,
Chief Financial Officer

 Date: September 5, 2007